Exhibit 99.2

Fosun International Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Chairman of Fosun International	China

Wang Qunbin	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Chief Executive Officer of Fosun International	China

Chen Qiyu	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Co-President of Fosun International	China

Xu Xiaoliang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Co-President of Fosun International	China

Qin Xuetang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Senior Vice President of Fosun International	China

Wang Can	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director, Senior Vice President and Chief Financial Officer of Fosun International	China

Gong Ping	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Senior Vice President of Fosun International	China

Zhang Shengman	N/A	Independent Non-executive Director of Fosun International	Hong Kong

Zhang Huaqiao	N/A	Independent Non-executive Director of Fosun International	Hong Kong

David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	Hong Kong

Yang Chao	N/A	Independent Non-executive Director of Fosun International	China

Lee Kai-Fu	10/F, Dinghao Tower Block A, No. 3 Haidian Street, Haidian District, Beijing, China	Independent Non-executive Director of Fosun International; Chairman of Sinovation Ventures (Beijing) Enterprise Management Co., Ltd.	Republic of China

Fosun Industrial Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
CHEN Qiyu	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Fosun Industrial Holdings Limited	China

Lui Man Yi	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Fosun Industrial Holdings Limited	Hong Kong

Law Tsz Kwan Iris	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Fosun Industrial Holdings Limited	Hong Kong

Fosun Industrial Holdings Limited is wholly owned by Fosun International Limited as of January 16, 2019.

Oasis Inspire Limited

Name	Business Address	Present Principal Employment	Citizenship
Yanxiang LU	17/F, Tower S1, Bund Finance Center, 600 East Zhongshan No.2 Road, Shanghai, China	Director of Oasis Inspire Limited	Hong Kong

Oasis Inspire Limited is directly wholly owned by Fosun Industrial Holdings Limited and indirectly wholly owned by Fosun International Limited as of January 16, 2019.